UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2008
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2008, Ireland Inc. (the “Company”) agreed to amend the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated December 14, 2007 among the Company, CBI Acquisition Inc. (the Company’s wholly owned subsidiary) (“Ireland Sub”), Columbus Brine Inc. (“CBI”), John T. Arkoosh, William Maghan and Lawrence E. Chizmar, Jr.

Under the terms of the amendment agreement (the “Amendment Agreement”) entered into by the parties, the Merger Agreement was amended as follows:

(a)	the deadline for completion of the proposed merger (the “Merger”) between Ireland Sub and CBI was extended from January 31, 2008 to February 22, 2008;

(b)

the exchange price that will be used to determine the total number of shares of the Company’s common stock, and the total number of share purchase warrants, to be issued by the Company upon completion of the Merger was fixed at $1.9157, equal to the average daily closing price of the Company’s common stock as quoted by the OTC Bulletin Board for the 60 consecutive calendar days ending prior to January 15, 2008;

(c)	the deadline date for CBI to hold a shareholders meeting to consider the Merger was extended to February 19, 2008;

(d)	the Company agreed not to issue any additional shares of its common stock, other than:

(i) shares issuable upon the proper exercise of any outstanding options or warrants;
(ii) shares that the Company may agree to issue in connection with any new mineral claims forming part of the mineral project known as the Red Mountain Project; or
(iii) shares issuable under the terms of the Merger Agreement, as amended,

until either the Merger is closed or the Merger Agreement is terminated.

(e)	the Company agreed that its due diligence investigations into the affairs of CBI had been completed to its satisfaction;

(f)

the Company agreed that, if the Merger has not been completed by February 22, 2008, without regard for whether or not the parties agree to further extend the Merger deadline date, CBI shall be entitled to initiate and engage in negotiations with other parties, and that CBI shall not be required to give notice to Ireland of any inquiry or offer that CBI receives with respect to CBI, its subsidiaries, or their respective shares or assets; and

(g)

the Company agreed that the condition that required Messrs. Arkoosh, Chizmar and Maghan to provide the Company with covenants not to compete, has been satisfied. (Messrs. Arkoosh and Chizmar have provided the Company with covenants not to compete in the form attached as Exhibit F to the Merger Agreement. The Company has not yet entered into a non-competition agreement with Mr. Maghan, however it intends to enter into an employment agreement with Mr. Maghan, which is expected to include non-compete provisions.)

Closing of the Merger continues to be subject to a number of conditions, including CBI obtaining the approval of its shareholders to complete the Merger, and the Company receiving satisfactory evidence that the issuance of the shares and warrants to the shareholders of CBI upon completion of the Merger will qualify for the registration exemptions provided in Rule 506 of Regulation D promulgated under the Securities Act of 1933. A copy of the Amendment Agreement is attached as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements And Exhibits

(c)	Exhibits

10.1

Amendment Agreement to Agreement and Plan of Merger entered into on January 31, 2008, among Ireland Inc., CBI Acquisition, Inc., Columbus Brine Inc., John T. Arkoosh, William Maghan and Lawrence E. Chizmar, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.

Date: February 5, 2008
	By:	/s/ Douglas D.G. Birnie

Douglas D.G. Birnie
Chief Executive Officer and President